UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC  20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  November 9, 2008

CORECARE SYSTEMS, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	000-24807	22-2840367
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification Number)

111 N. 49TH ST., Philadelphia, PA           19139
       (Address of Principal Executive Offices)     (Zip Code)

Registrant’s telephone number, including area code:  (215) 471-2358

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 9, 2008 CoreCare Systems, Inc. lost its Founder, Chairman and Chief Executive Officer, Thomas T. Fleming.  Mr. Fleming was 81 years of age and was fully engaged in the Company until early November 2008 when he was hospitalized for surgery.  At the time of his death Thomas Fleming and the Fleming Family Trust had over $5,700,000 at risk in the Company, consisting of the Company’s debt and secured Letters of Credit, as well as guaranties of other Company liabilities.  His beneficial ownership in the Company was approximately 11.2%.  At the time of this Report, the disposition of the Company’s stock directly owned by Mr. Fleming was not definitively known.

Due to Mr. Fleming’s advancing age the Board of Directors had previously established a succession plan in the event of his death or disability.  The succession plan was effected on a temporary basis on November 3, 2008 in anticipation of Mr. Fleming’s surgery and became permanent immediately upon his death on November 9, 2008.

The succession plan appointed, as of November 9, 2008, :

•	George Stasen as Chairman of the Board of Directors;
•	Rose S. DiOttavio as President, Chief Executive Officer. Ms. DiOttavio will continue as a member of the Board of Directors
•
John Fleming, son of Thomas Fleming, a Director of the Company.  Mr. Fleming was also appointed Property Manager, which is not an executive office.  John Fleming fills a Board seat left vacant by his father’s death.

On December 4, 2008 the Board of Directors appointed Christopher Fleming, son of Thomas Fleming and brother of John Fleming, as an additional Director.  Christopher Fleming has significant expertise in real estate development and project financings, and has consulted with the Company in its previous real estate dealings.  Chris Fleming will fill a Board seat that had been vacant since 2002.

Mr. Stasen has served historically as a member of the Board.  He is General Partner of Mentor Special Situation Fund.  Mentor invested in CoreCare Systems, Inc. in 1996 and is a significant debtholder, holding over $1,700,000 of the Company’s obligations.  As of Fiscal Year Ending 6/30/08 Mr. Stasen beneficial ownership in the Company (personal and Mentor holdings) represent approximately 6.6%.  Mr Stasen has served as a director and/or advisor to government units, foundations and public corporations.  He has structured and provided financing and investment guidance to major corporations, investment companies, developing enterprises and municipalities.  Mr. Stasen co-founded Mentor Capital Partners, Ltd., a prominent Philadelphia based Merchant Banking firm in 1993.

Mr. Stasen also serves as Chairman of Declaration Holdings a mutual fund management company as well as a director of several private Delaware Valley based corporations.  Mr. Stasen has been a lecturer on investment and economic trends throughout the United States and Europe.  Mr. Stasen earned his BS from Drexel University in 1968 with a concentration in Economics and was subsequently awarded a fellowship and earned an MBA from Drexel.

Ms. DiOttavio has served historically as President, Chief Operating Officer and a member of the Board of Directors.  Ms. DiOttavio also holds over $1.5 Million  of the Company’s debt and  has beneficial ownership in the Company of approximately 10.5%.  Ms. DiOttavio has served as President and Chief Operating Officer since January 31, 1995 and has served in comparable positions with present subsidiaries of the Company since 1991.  She has served in a variety of management positions in the health care industry, including operations troubleshooter, needs assessment, regulatory compliance, financial feasibility, project development, financial consulting, operations and fiscal management, expert witness and acquisition due diligence.  Specifically, Ms. DiOttavio has been President of Health Ventures Limited since 1986, and currently serves as a consultant to Senior Lifestyles, Inc.

Ms. DiOttavio holds a B.S. and M.S.H. from the University of Pittsburgh and its Graduate School of Public Health.  She has been noted for distinction in Outstanding Young Women of America and Who’s Who of American Women.  Currently, she also serves as a Director of Horizon House, a non-profit organization serving the mentally ill, homeless and disadvantaged.

John J. Fleming, a real estate developer, worked with Thomas Fleming and Ms. DiOttavio in the acquisition, founding and development of the Kirkbride Center.  John J. Fleming resides in Syracuse New York and has been in the real estate development business for over twenty years.  He is currently President of Whitemarsh Retirement Partners, LLC, ("WRP") a Senior Living Development company which develops full service continuing care retirement communities. WRP's most recent project is The Hill at Whitemarsh which consists of 280 residential units and a healthcare facility with 60 skilled nursing beds and 24 assisted living beds , located in Lafayette Hill, PA. Mr. Fleming is a prior executive with CoreCare Systems Inc serving as Vice President of Development until 1999. Mr. Fleming was born and raised in Philadelphia and went to Hobart College.  John Fleming owns 106,000 shares of CoreCare Stock.

Christopher Fleming, is primarily engaged as real estate executive with 25 years experience representing corporations, private investment partnerships, institutions, and public entities in over $2 billion of complex real estate development projects. Among the entities for which Mr. Fleming has undertaken projects are NYNEX Corporation; American Optical Corporation; The Tourism Department of the Government of Puerto Rico; the City of Milwaukee, Wisconsin; and Temple University. For the past ten years Mr. Fleming has been an executive with the WinnCompanies in Boston, Massachusetts in charge of the Columbus Center project, an $800,000,000, 1,450,000 square foot, mixed-use residential and hotel project in downtown Boston. Mr. Fleming graduated from Haverford College in Philadelphia in 1974, and from Boston University School of Law in 1979.  Chris Fleming does not own any CoreCare stock directly.

ITEM 1.01:  ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On July 29, 2008 the Company signed a two year contract with Diamond Healthcare LLC, headquartered in Richmond, Virginia.  This contract provided for the services of a Senior Clinician for clinical quality assurance.  Diamond Healthcare, LLC, a national behavioral healthcare company, specializes in management consulting and contract management services.  They currently manage 90 facilities nationwide.  The scope of the Diamond contract has changed with Mr. Fleming’s incapacitation and death, and the shift in Ms. DiOttavio’s responsibilities to CEO.  Currently Diamond Healthcare has provided a full time Diamond employee to serve as CoreCare’s Executive Director of its behavioral healthcare services.  Interim compensation for this arrangement is a fee of $240,000 in the first year plus the pass through costs of the on-site Diamond personnel.  Diamond is expected to supply the Company with both an Executive Director and Clinical Manager for Performance Improvement.  A long term contract is currently under negotiation, which the Company will report separately at a later date.  The Company looks forward to partnering with Diamond Healthcare recognizing their clinical renown in addictions.  The Williamsburg Place and the Farley Center which they own and operate are nationally recognized.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(c) Exhibits

99.1   Press Release Dated January 5, 2009

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CORECARE SYSTEMS, INC.

	By:	___________________________
Rose S. DiOttavio,
Date: January 5 ______, 2009		President & CEO